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SECTION 906 CERTIFICATION

                                                                    EXHIBIT 32.1

                                  CERTIFICATION


     In connection with the Annual Report of Pharmion Corporation (the "Company") on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Patrick J. Mahaffy, the Chief Executive Officer of Pharmion Corporation. (the "Company"), and Erle T. Mast, the Chief Financial Officer of the Company, each hereby certifies that:

          1. The Report fully complies with the requirements of Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

       /s/ PATRICK J. MAHAFFY                          /s/ ERLE T. MAST

------------------------------------        ------------------------------------

        Patrick J. Mahaffy                               Erle T. Mast
     Chief Executive Officer                       Chief Financial Officer
  (Principal Executive Officer)                 (Principal Financial Officer)

Dated: May 14, 2004                         Dated: May 14, 2004